Exhibit 99.3

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) dated as of the 30th day of September, 2010, is by and between China XD Plastics Company Limited, a Nevada corporation having its principal place of business at No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, People’s Republic of China 150060 (the “Company”) and Cosimo J. Patti, an individual with a residence at 2100 Linwood Avenue, Apt. 15V, Fort Lee, NJ 07024, United States of America (“Patti”).

WHEREAS, Patti has served as a member of the Company’s Board of Directors, and as Chairman of the Company’s Compensation Committee,  pursuant to that certain Service Agreement by and between the Company and Patti dated as of May 14, 2009 (the “Service Agreement”); and

WHEREAS, Patti shall cease to be a member of the Company’s Board of Directors and Chairman of the Company’s Compensation Committee effective as of October 4, 2010 upon the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the promises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1.           Termination Date.  Subject to the satisfaction by the Company of the conditions set forth in Section 2 of this Agreement,  the parties agree that the Service Agreement shall be  terminated effective as of October 4, 2010 (the “Termination Date”).   The termination of the Service Agreement shall be deemed to be a resignation by Patti as a director of the Company.

2.           Directors Compensation. The Company has agreed to  pay to Patti $9,000 in the aggregate, in addition to any and all directors fees accrued, but unpaid, as of the Termination Date,  as a lump sum via wire transfer to Patti’s bank account pursuant to the wire transfer instructions set forth hereto.

3.           Release by Patti.  Patti expressly waives any claims against the Company and releases the Company (including its officers, directors, stockholders, managers, agents and representatives) from any claims that he may have in any way connected with his service as a director of the Company and the termination of the Service Agreement.  This waiver and release shall not waive or release claims (a) where the events in dispute first arise after execution of this Agreement; (b) related to Section 4 of this Agreement; (c) with respect to which Patti may be entitled to indemnification pursuant to Section 6 hereof or (d) otherwise related to the enforcement of his rights under this Agreement.

4.           Release by the Company.  The Company expressly waives any claims against Patti and releases Patti from any claims that it may have in any way connected with Patti’s service as a director of the Company and the termination thereof.  This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement.

5.           Company Representations.  To induce Patti to enter into this Agreement, the Company represents and warrants as follows: (i) The Company has all necessary corporate power and corporate authority to enter into, and to perform its obligations under this Agreement; (ii) the Company has authorized, by all necessary corporate action, the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6.           Indemnification.

(a)         The Company shall reimburse, indemnify and hold harmless Patti, to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from (i) the fact that Patti was a director of the Company, except to the extent that Patti is liable for such losses because of his own gross negligence, bad faith or misconduct and (ii) any breach by the Company of the terms of this Agreement.  Any indemnification required hereunder to be made by the Company shall be made promptly following the fixing of the liability, loss, damage, cost or expense incurred or suffered by a final judgment of any court, settlement, contract or otherwise  All reasonable expenses incurred by Patti in defending any action, suit or proceeding with respect to matters as to which Patti is entitled to indemnification shall be paid by the Company in the event and to the extent that it shall ultimately be determined that Patti is entitled to indemnification by the Company under the provisions of this Agreement.

(b)         Promptly after receipt by Patti of a notice of the commencement of any action, Patti will, if a claim in response thereof is to be made against the Company, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve the Company from any liability that it may have to Patti hereunder.  In case any such action shall be brought against Patti and he notifies the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to Patti and, after notice from the Company of its election so to assume the defense thereof, the Company shall not be liable to Patti for any legal expenses of other counsel or any of the expenses, in each case subsequently incurred by Patti, unless (i) the Company and Patti shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and Patti and representation of both parties by the same counsel would be inappropriate in the reasonable opinion of Patti, due to actual or potential differing interests between them.

7.           Statements Regarding the Company and/or Patti. Patti agrees not to do or say anything, directly or indirectly, that reasonably may be expected to have the effect of criticizing or disparaging the Company or impairing the goodwill and reputation of the Company or the products and services it provides. Notwithstanding the foregoing, nothing contained in this Agreement shall have or be construed to have the effect of prohibiting  Patti’s right to participate in any investigation by a state or federal agency charged with enforcing any state or federal laws. The Company agrees not to do or say anything, directly or indirectly, that reasonably may be expected to have the effect of criticizing or disparaging Patti or his reputation. The Company further agrees not to assert that Patti has acted improperly or unlawfully in the course of his service as a director of the Company.

8.           Enforcement. The parties hereto agree that in the event of any breach of this Agreement that monetary damages alone may not adequately compensate the non-breaching party for its losses and therefore it is entitled to injunctive relief.

9.           Entire Agreement. This Agreement contains the entire understanding of Patti and the Company concerning the subjects it covers and it supersedes all prior understandings and representations. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by all parties.

10.         Successorship. It is the intention of the parties that the provisions hereof are binding upon the parties, their employees, affiliates, agents, heirs, successors and assigns forever.

11.         Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

12.         Severability.  The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

13.         Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

14.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, sent by recognized overnight courier, registered or certified mail, postage prepaid, or sent via facsimile transmission or electronic mail (with confirmed receipt and hard copy sent by mail) to the parties to their addresses specified herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Cosimo J. Patti /s/ Cosimo J. Patti Cosimo J. Patti	China XD Plastics Company Limited /s/ Jie Han Jie Han Chief Executive Officer and Chairman